SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30578	98-0208374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Magna Entertainment Corporation (“MEC”) received a letter from the Nasdaq Stock Market on February 12, 2008 (the “Nasdaq Letter”) advising that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), MEC has 180 calendar days, or until August 11, 2008, to regain compliance with the minimum bid price for MEC’s publicly held Class A Subordinate Voting Stock required for continued listing on the Nasdaq Global Market, as set forth in Nasdaq Marketplace Rule 4450(a)(5). MEC received this notice because the bid price of its publicly held Class A Subordinate Voting Stock closed below the $1.00 per share minimum for 30 consecutive business days prior to February 12, 2008.

The Nasdaq Letter also states that if, at any time before August 11, 2008, the bid price of MEC’s Class A Subordinate Voting Stock on the Nasdaq Global Market closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Nasdaq staff will provide MEC with written notification that it has achieved compliance with its listing requirements. However, the letter states that if MEC cannot demonstrate compliance with such rule by August 11, 2008 (or such later date as may be permitted by Nasdaq), the Nasdaq staff will provide MEC with written notification that its Class A Subordinate Voting Stock will be delisted.

During this 180 calendar day period, MEC’s Class A Subordinate Voting Stock will continue to trade on the Nasdaq Global Market.  This notification has no effect on the listing of MEC’s Class A Subordinate Voting Stock on the Toronto Stock Exchange.

In the event that MEC were to receive notice that its Class A Subordinate Voting Stock would be delisted from the Nasdaq Global Market, Nasdaq rules permit MEC to appeal any delisting determination by the Nasdaq staff to a Nasdaq Listings Qualifications Panel. In addition, in the event that such a delisting determination was based solely on non-compliance with the minimum bid price rule, Nasdaq Marketplace Rule 4450(i) may permit MEC to transfer its Class A Subordinate Voting Stock to the Nasdaq’s Capital Market if MEC’s Class A Subordinate Voting stock satisfies all criteria for initial inclusion on such market other than compliance with the minimum bid price rule. In the event of such a transfer, the Nasdaq Marketplace Rules provide that MEC would be provided an additional 180 calendar days to comply with the minimum bid price rule while on the Nasdaq Capital Market.

Item 7.01    Regulation FD Disclosure

On February 12, 2008, MEC issued a press release announcing it received the Nasdaq Letter.

The full text of the press release is attached as Exhibit 99.1 to this Current report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed filed for purposes of Section 18 of the of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                                             Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1                                    Press Release dated February 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

February 15, 2008	by:	/s/William G. Ford
William G. Ford
Corporate Secretary